UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 15, 2006 (May 10, 2006)
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)
Registrant’s telephone number including area code: (214) 981-5000
Not Applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
SIGNATURES

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under this Item 2.03 is being reported pursuant to Item 2.03(a) of Form 8-K relating to the creation of a direct financial obligation.
     On May 10, 2006, CHEC Funding, LLC, a Delaware limited liability company (“CHEC Funding”) and an indirect, wholly-owned subsidiary of Centex Corporation (“Centex”), executed an underwriting agreement under which it became obligated to sell certain classes of the Centex Home Equity Loan Asset-Backed Certificates, Series 2006-A, to be issued by the Centex Home Equity Loan Trust 2006-A (the “Trust”), of which CHEC Funding will be the depositor, in the aggregate principal amount of $973,500,000, which consist of the following classes of securities:
•	Four classes of Class A Certificates denominated as Class AV-1, Class AV-2, Class AV-3 and Class AV-4, and

•	Ten classes of Mezzanine Certificates denominated as Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-11.
The foregoing Centex Home Equity Loan Asset-Backed Certificates (the “Underwritten Certificates”) and the Trust’s Class M-10 Certificates (together with the Underwritten Certificates, the “Offered Certificates”) relate to securitized residential mortgage loans originated or acquired by Centex Home Equity Company, LLC, an indirect, wholly-owned subsidiary of Centex (“CHEC”). The Offered Certificates will represent interests in the Trust only and will not be guaranteed by or represent interests in or obligations of Centex or any of its subsidiaries. The sole source of payments on the Offered Certificates will be the property of the Trust, which will include closed-end fixed rate and adjustable rate home equity loans (the “Home Equity Loans”). Accordingly, the timing of the principal and interest payments on the Offered Certificates will be dependent upon the payments received on the underlying Home Equity Loans. The holders of the Offered Certificates will have no recourse for non-payment to Centex or any of its subsidiaries. However, a subsidiary of Centex will be liable to the Trust for customary loan representations. In addition, for financial accounting purposes, the obligations evidenced by the Offered Certificates will be considered long-term indebtedness of Centex on a consolidated basis and included as part of liabilities of discontinued operations. For additional information regarding the reporting of CHEC’s financial results as discontinued operations, please refer to the Form 8-K dated May 2, 2006 filed by Centex with the Securities and Exchange Commission.
     Interest and principal payments on the Offered Certificates are scheduled to be paid monthly on the 25th day of the month or, if the 25th day is not a business day, then the next succeeding business day. The first scheduled distribution date for the Offered Certificates is June 25, 2006, and the final scheduled distribution date for the Offered Certificates is June 25, 2036, although it is expected that the actual last distribution date for each class of Offered Certificates will occur significantly earlier than the final scheduled distribution date due primarily to the rate of expected principal prepayments. Credit enhancement for the structure will be provided by excess interest, overcollateralization and subordination of certificates having a lower payment priority. An affiliate of Centex Home Equity Company, LLC may, at its option, terminate the Trust by purchasing, at a specified termination price, all of the Home Equity Loans and other Trust property on any distribution date on or after the date on which the aggregate outstanding loan balance of the Home Equity Loans is 10% or less of the aggregate outstanding loan balance of the Home Equity Loans on May 1, 2006 (the “Clean-Up Call Option”). If the Clean-Up Call

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Option is not exercised on the date on which it first could have been exercised, then the interest rates on the Offered Certificates will be increased.
     The issuance and sale of the Offered Certificates is expected to occur on or about May 16, 2006.
     CHEC Funding has registered the issuance of asset-backed certificates and asset-backed notes on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (Registration File No. 333-130642) (as amended, the “Registration Statement”). The issuance and sale of the Offered Certificates is a “take-down” of securities registered pursuant to the Registration Statement. On May 8, 2006, CHEC Funding filed a free writing prospectus, on May 9, 2006 CHEC Funding filed a second free writing prospectus, and on May 12, 2006 CHEC Funding filed a third free writing prospectus (collectively, the “Free Writing Prospectuses”) with the Securities and Exchange Commission (“SEC”), in each case relating to the Offered Certificates. On or about May 15, 2006, CHEC Funding will file a final prospectus supplement to the prospectus contained in the Registration Statement (the “Prospectus Supplement”) with the SEC relating to the Offered Certificates. For additional information regarding the Offered Certificates and the transaction in which they will be issued, please refer to the Free Writing Prospectuses and, when available, the Prospectus Supplement.
     THIS CURRENT REPORT ON FORM 8-K DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE CERTIFICATES DESCRIBED ABOVE.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION
By:	/s/ JAMES R. PEACOCK III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Secretary

Date: May 15, 2006

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